                                                                    Exhibit 99.2


               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF
                          MOLTEN METAL TECHNOLOGY, INC.



              I, Benjamin T. Downs, being the Vice President and Chief Financial Officer of Molten Metal Technology, Inc., a Delaware corporation (the "CORPORATION"), being duly authorized to execute and file this Certificate, do hereby certify and attest that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted the following resolutions providing for the establishment and designation of a series of preferred stock:

RESOLVED:     That it is desirable and in the best interests of the Corporation to establish a series of preferred stock of the Corporation, designated as Series A Convertible Participating Preferred Stock,
              $.01 par value per share (the "SERIES A PREFERRED STOCK"), consisting of 800 shares, having such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in the form of the Certificate of Designations, Preferences and Rights attached hereto as EXHIBIT A (the "CERTIFICATE OF
              DESIGNATION"), said proposed Certificate of Designation to become effective upon the filing thereof with the Secretary of State of Delaware.

       IN WITNESS WHEREOF, I have hereunto set my hand as Vice President and Chief Financial Officer of the Corporation on this 8th day of September 1997, and I hereby affirm that the foregoing Certificate is my act and deed and the act and deed of the Corporation and that the facts stated therein are true.



                                /s/ Benjamin T. Downs
                                -----------------------------------------------
                                Benjamin T. Downs
                                Vice President and Chief Financial Officer





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                      DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF
                          MOLTEN METAL TECHNOLOGY, INC.


                            I. DESIGNATION AND AMOUNT

       The designation (this "CERTIFICATE OF DESIGNATION") of this series, which consists of 800 shares of Preferred Stock of Molten Metal Technology, Inc., a Delaware corporation (the "COMPANY"), is the Series A Convertible Participating Preferred Stock (the "PREFERRED STOCK") and the face amount shall be Twenty-Five Thousand Dollars ($25,000.00) per share (the "FACE AMOUNT").


                                  II. DIVIDENDS

       The Preferred Stock will bear no dividends.


                            III. CERTAIN DEFINITIONS

       For purposes of this Certificate of Designation, the following terms shall have the following meanings:

       A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to holders of the Preferred Stock (each, a "HOLDER") then holding two-thirds of the then outstanding shares of Preferred Stock ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Company.

       B. "COMMON STOCK" means the Company's Common Stock, par value $.01 per share.





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       C.     "CONVERSION DATE" means, for any Optional Conversion, the date specified in the notice of conversion, in the form attached hereto (the "NOTICE OF CONVERSION"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means) to the Company before 11:59 p.m., New York time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined herein).

       D. "CONVERSION PRICE" means, with respect to any Conversion Date, the lower of the Fixed Conversion Price and the Variable Conversion Price, each as in effect as of such date and subject to adjustment as provided herein.

       E. "FIXED CONVERSION PRICE" means $5.83 (I.E., 110% of the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date (as defined below) (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five (5) trading day period)), which shall be subject to adjustment as provided herein (the "INITIAL FIXED CONVERSION PRICE"); provided, however, that in the event that, with respect to a particular Conversion Date, if the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Conversion Date shall exceed 140% of the Initial Fixed Conversion Price, then in such case the Fixed Conversion Price shall be adjusted for purposes of such Conversion Date to equal:


                                        C
                                -----------------
                                [(C/F) + (1.4)]/2

Where:  C  =  the average of the Closing Bid Prices of the Common Stock for the
              five (5) consecutive trading days immediately preceding the applicable Conversion Date; and

        F  =  Initial Fixed Conversion Price.

       F. "N" means the number of days from, but excluding, the date (the "CLOSING DATE") of the Closing under the Securities Purchase Agreement through and including the Conversion Date for such Preferred Stock.

       G.     "PREMIUM" means 25,000 x (N/365) x (.05).

       H. "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of September 5, 1997, among the Company and the purchasers named therein, as amended from time to time in accordance with the terms thereof.



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       I.     "VARIABLE CONVERSION PRICE" means, as of any Conversion Date, 85%
(but 83% in the event of a Blackout (as defined in Section 2.3 of the Registration Rights Agreement (as herein defined)), 80% in the event the Common Stock is listed on the Nasdaq Small Cap Market and 50% in the event of an Override Election (as defined in Article VIII hereof)) of the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the Conversion Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five (5) trading day period), subject to adjustment as provided herein.

       Capitalized terms not defined above shall have the meanings set forth in the remainder of this document.


                                 IV. CONVERSION

       A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations on conversions contained in Section IV.G, each Holder may, at any time and from time to time beginning on the one hundred and twentieth (120th) day after the Closing Date, convert (an "OPTIONAL CONVERSION") each of its shares of Preferred Stock (in whole or in part) into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula for each share of Preferred Stock:

                               (Premium + 25,000)
                               ------------------
                                Conversion Price

In the event a fraction of a share of Preferred Stock is being converted, the foregoing formula shall be multiplied by such fraction with respect to the conversion of such fractional share.

       B. MECHANICS OF CONVERSION. In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion as provided in Section XIV.J and (y) as soon as reasonably practicable thereafter surrender or cause to be surrendered (or satisfy the provisions of Section XIV.B, if applicable) the certificates representing the Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES") accompanied by duly executed stock powers and a copy of the Notice of Conversion. Upon receipt by the Company of the fax copy of a Notice of Conversion from a Holder, the Company shall promptly and in no event later than the next business day send, via fax, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion.

       C. DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the delivery of a Notice of Conversion, the Company shall, no later than the later of (a) the third business day following the



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Conversion Date and (b) the day that is the first business day following the date of the surrender of the Preferred Stock Certificates (or satisfaction of the provisions of Section XIV.B, if applicable) (the "DELIVERY PERIOD"), issue and deliver to the Holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of whole or partial shares of Preferred Stock not being converted, if any. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date.

       D. TAXES. The Company shall pay any and all taxes (other than transfer taxes) which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Preferred Stock.

       E. NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the conversion of Preferred Stock, but the Company shall instead round up to the next whole number the number of shares of Common Stock to be issued upon such conversion.

       F. CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Sections IV.A and IV.C hereof. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm of national standing, acceptable to Holder, via facsimile within two (2) business days of receipt of the Notice of Conversion. The accounting firm shall be instructed to audit the calculations and notify the Company and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Sections IV.A and IV.C hereof. The expense of such accounting firm's calculation shall be shared equitably between the Company and such Holder based on the outcome of such resolutions..

       G. LIMITATION ON CONVERSIONS. The conversion of shares of Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

              (i) CAP AMOUNT. Prior to Stockholder Approval (as herein defined), unless otherwise permitted by the Nasdaq National Market ("NASDAQ"), in no event shall the total number of shares of Common Stock issued upon conversion of the Preferred Stock and exercise of the Warrants (as defined in the Securities Purchase Agreement) exceed the maximum number of shares of Common Stock that the Company can without stockholder approval so issue pursuant to Nasdaq Rule 4460(i) (or any successor rule) (the "CAP AMOUNT"), which, as of the date of issuance of the Preferred Stock, shall be 4,731,557 shares. The Cap Amount shall be allocated pro-rata to the Holders as provided in Article XIV.C. In the event the Company is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Company shall comply with
Article VIII to the extent applicable.



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              (ii)   FIVE PERCENT HOLDINGS. Notwithstanding anything to the
contrary contained herein, the Preferred Stock shall not be convertible by a Holder to the extent (but only to the extent) that, if converted by such Holder, the Holder would beneficially own in excess of 4.9% of the shares of Common Stock. To the extent the foregoing limitation applies, the determination of whether Preferred Stock shall be convertible (vis-a-vis other securities owned by such Holder) and of which Preferred Stock shall be convertible (as among shares of Preferred Stock) shall be in the sole discretion of the Holder and submission of the Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such Preferred Stock is convertible (vis-a-vis other securities owned by such Holder) and of which shares of Preferred Stock are convertible (as among shares of Preferred Stock), subject to such aggregate percentage limitation. No prior inability to convert Preferred Stock pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For the purposes of this Section, beneficial ownership and all determination and calculations, including without limitation, with respect to calculations of percentage ownership, shall be made in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D - G thereunder. The provisions of this Section may be implemented in a manner otherwise than in strict conformity with the terms of this Section with respect to a Holder with the approval of the Board of Directors of the Company and such Holder: (i) with respect to any matter to cure any ambiguity herein, to correct this subsection (or any portion thereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of majority of the then outstanding shares of Common Stock; the provisions of this Section may be waived by a Holder with respect to it upon ninety (90) days prior written notice from such Holder to the Company. The limitations contained in this Section shall apply to a successor Holder of Preferred Stock if, and to the extent, elected by such successor Holder concurrently with its acquisition of such Preferred Stock, such election to be promptly confirmed in writing to the Company (provided no transfer or series of transfers to a successor Holder or Holders shall be used by a Holder to evade the limitations contained herein).

              (iii) H-S-R. Notwithstanding anything to the contrary contained herein, the Preferred Stock shall not be convertible by a Holder to the extent (but only to the extent) that the acquisition of shares of Common Stock by such Holder upon such conversion would violate the applicable provisions, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       H. REQUIRED CONVERSION AT MATURITY. Subject to the limitations set forth in Section IV.G. and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") for resale by all Holders of such shares of Preferred Stock and (iii) eligible to be traded on either the Nasdaq, the Nasdaq Small



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Cap Market, the New York Stock Exchange or the American Stock Exchange, each share of Preferred Stock outstanding on the third anniversary of the Closing Date (the "MATURITY DATE") (and any accrued and unpaid Conversion Default Payments) automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formula set forth in Section IV.A (the "REQUIRED CONVERSION AT MATURITY"). If a Required Conversion at Maturity occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Article IV; provided, however, that a Notice of Conversion shall be deemed to be delivered to the Company on the Maturity Date.

       I. ELECTRONIC TRANSMISSION. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program (the "FAST PROGRAM") and to the extent that the following may be accomplished consistent with Sections 2.7 and 5.1 of the Securities Purchase Agreement, upon request of a Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The Company shall use its reasonable efforts to participate in the FAST Program.


               V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

       A. RESERVED AMOUNT. The Company shall have authorized and reserved and keep available for issuance not less than 9.2 million shares of Common Stock (the "RESERVED AMOUNT") solely for the purpose of effecting the conversion of the Preferred Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the full conversion of all outstanding Preferred Stock and issuance of the shares of Common Stock in connection therewith. The Reserved Amount shall be allocated among the Holders as provided in Section XIV.C.

       B. INCREASES TO RESERVED AMOUNT. Without limiting any other provision of this Article V, if the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the "AUTHORIZATION TRIGGER DATE") is less than one hundred seventy-five percent (175%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock on such trading days, the Company shall immediately notify the Holders of such occurrence and shall immediately take all necessary action (including stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to two hundred percent (200%) of the number of shares of Common Stock then issuable upon conversion of the outstanding Preferred Stock.




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                   VI. COMPLIANCE WITH CAP AMOUNT RESTRICTIONS

       A. SHARE AUTHORIZATION. The Company shall, not later than 60 days following the date of the Closing, solicit by proxy the authorization (the "STOCKHOLDER APPROVAL") by the stockholders of the Company of the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms hereof and exercise of the Warrants pursuant to the terms thereof in the aggregate in excess of twenty (20) percent of the outstanding shares of Common Stock and to eliminate any prohibitions under applicable rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount and use its best efforts to obtain the Stockholder Approval no later than 120 days following the date of the Closing.

       B. OBLIGATION TO NOTIFY. If at any time after the date which is one hundred and twenty (120) days following the Closing the then unissued portion of any Holder's Cap Amount is less than one hundred seventy-five percent (175%) of the number of shares of Common Stock then issuable upon conversion of such Holder's shares of Preferred Stock (a "TRADING MARKET TRIGGER EVENT"), the Company shall immediately notify the Holders of such occurrence.



                       VII. FAILURE TO SATISFY CONVERSIONS

       A. CONVERSION DEFAULT PAYMENTS. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section IV.H) and the Company fails for any reason (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount, for which failure the Holders shall have the remedies set forth in
Article VIII) to deliver, on or prior to the second business day following the expiration of the Delivery Period for such conversion (the "EXTENDED DELIVERY PERIOD"), such number of shares of Common Stock to which such Holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any Holder at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount or because of the provisions of Section IV.G(iii)) (each of (x) and (y) being a "CONVERSION DEFAULT"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, an amount equal to 0.5% of the Face Amount of the Preferred Stock with respect to which the Conversion Default exists (determined based on the number of shares of Preferred Stock tendered for conversion) for each day after the expiration of the applicable Extended Delivery Period to but excluding the day the Company cures the applicable Conversion Default, and the Company shall pay to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 0.5% of the Face Amount of all of the Preferred Stock then outstanding for each day from and including the day of the notice causing such Conversion Default to but excluding the day the Company cures the applicable Conversion Default by appropriately retracting the applicable notice.



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

       The payments to which a Holder shall be entitled pursuant to this Section VII.A are referred to herein as "CONVERSION DEFAULT PAYMENTS." A Holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default to but not including the Cure Date for such Conversion Default. In the event a Holder elects to receive any Conversion Default Payments in cash, it shall so notify the Company in writing. Such payment shall be made in accordance with and be subject to the provisions of Section XIV.E. In the event a Holder elects to convert all or any portion of the Conversion Default Payments, the Holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV. "CURE DATE" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date of the Company effects the conversion of the portion of the Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Preferred Stock in accordance with the terms of this Certificate of Designation.

       B. ADJUSTMENT TO CONVERSION PRICE. If a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) day after the expiration of the Delivery Period with respect to a conversion of Preferred Stock for any reason (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount, for which failure the Holders shall have the remedies set forth in Article VIII, and other than because of the provisions of Section IV.G(iii)), then the Fixed Conversion Price in respect of any shares of Preferred Stock held by such Holder shall thereafter be the lesser of (i) the lower of the Initial Fixed Conversion Price and the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through but excluding the Cure Date. If there shall occur a Conversion Default of the type described in clause (y) of Section VII.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lower of the Initial Fixed Conversion Price and the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through but excluding the Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment as described in Section XI.

       C. BUY-IN CURE. If (i) the Company fails for any reason to deliver during the Delivery Period shares of Common Stock to a Holder upon a conversion of shares of Preferred Stock in accordance with the terms of Article IV and (ii) after the applicable Delivery Period with respect to such conversion, such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Holder of shares of Common Stock (the "SOLD SHARES") as to which delivery such Holder anticipated using shares of Common Stock to be received upon such conversion (a "BUY-IN"), the Company shall



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
pay such Holder (in addition to any other remedies available to the Holder) the amount by which (x) such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such Holder from the sale of the Sold Shares. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Company will be required to pay the Holder $1,000. A Holder shall provide the Company written notification indicating any amounts payable to such Holder pursuant to this Section VII.C. The Company shall make any payments required pursuant to this Section VII.C in accordance with and subject to the provisions of Section XIV.E.


                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

       A. REDEMPTION EVENTS. A "REDEMPTION EVENT" means any one of the following:

              (i) from and after the date which is 120 days after the Closing, the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on any of, the Nasdaq, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange for five (5) consecutive trading days or an aggregate of ten (10) trading days in any nine (9) month period;

              (ii) the Company fails, and any such failure continues uncured for five (5) business days after the Company has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holders of Preferred Stock upon conversion of the Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement, or the Registration Rights Agreement, dated as of September 5, 1997, by and among the Company and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT");

              (iii) the Company provides notice to any Holder, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any Holder upon conversion in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth elsewhere herein, and other than because of the provisions of Section IV, G (iii)); provided any such notice is not inadvertent error which is corrected and retracted (by written notice to each Holder (and public announcement if such error occurred via public announcement)) within two (2) business days after discovery thereof by the Company;

              (iv) the Company breaches any covenant or other material term or condition of this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement the breach of which would have a material adverse effect on the Company or on the rights of a Holder with respect to any of the shares of Preferred Stock or the shares of Common

Stock issuable upon conversion of the Preferred Stock and such breach continues for a period of ten (10) business days after written notice thereof to the Company; provided, however, that if such breach (and the attendant consequences) may be cured by the Company within thirty (30) days of such written notice and the Company is using its best efforts to cure such breach, such breach shall not constitute a Redemption Event until such breach continues for a period of thirty
(30) days after written notice thereof to the Company;

              (v) any representation or warranty of the Company in the Securities Purchase Agreement or any of the officers' certificates delivered pursuant thereto was false or misleading in any material respect when made and the Company or the applicable officer knew that the applicable representation or warranty was false or misleading in any material respect when made;

              (vi) the Registration Statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the 180th day following the Closing Date or, with respect to any period after the Registration Deadline (as defined in the Registration Rights Agreement) (or, if such Registration Statement has been declared effective prior to the Registration Deadline, the later of the date of such effectiveness and the date which is the 90th day following the Closing Date), such Registration Statement, after being declared effective, together with any other registration statement filed pursuant to the Registration Rights Agreement cannot be utilized by the holders of Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than twenty (20) consecutive days (sixty (60) consecutive days prior to June 30, 1998) or fifty (50) days (ninety (90) days with respect to any period prior to June 30, 1998) in any twelve month period (provided the Company shall only be entitled to the grace periods contemplated by this clause (vi) if the Company is, and such grace periods shall terminate (and a Redemption Event shall be deemed to occur) if the Company is not, using its best efforts to remedy such inability to utilize the Registration Statement);

              (vii) the Company fails, and such failure continues uncured for five (5) business days after the Company has been notified thereof in writing by the Holder, for any reason to issue shares of Common Stock within ten (10) days after the expiration of the Delivery Period with respect to any conversion of Preferred Stock (other than because such issuance would exceed such holder's allocated portion of the Reserve Amount or Cap Amount, for which failures the holders shall have the remedies set forth elsewhere herein, and other than because of the provisions of Section IV.G(iii));

              (viii) the Company fails to increase the Reserved Amount within ten (10) days following an Authorization Trigger Date if such increase requires solely approval of the Company's Board of Directors and otherwise within ninety
(90) days thereafter;

              (ix) the Company fails to eliminate the Cap Amount prohibitions or other prohibitions described in Section VI.A within one hundred twenty (120) days following the Closing and thereafter a Trading Market Trigger Event occurs;

              (x) the Company fails to prepare, file and obtain the effectiveness of any amendment to an existing registration statement within twenty (20) days (but fifty (50) days prior to June 30, 1998) or of any new registration statement within ninety (90) days (but one hundred and twenty (120) days prior to June 30, 1998) following a Registration Trigger Date (as defined in the Registration Rights Agreement) as required by Section 3.2 of the Registration Rights Agreement (provided the Company shall only be entitled to the grace periods contemplated by this clause (x) if the Company is, and such grace periods shall terminate (and a Redemption Event shall be deemed to occur) if the Company is not, using its best efforts to comply with said Section 3.2); or

              (xi)   A Default (as defined in paragraph F below) occurs.

Notwithstanding the foregoing, an event referred to in clause (i), (vi), (viii),
(ix) or (x) of this paragraph A and, in each case not within the control of the Company, an event referred to in clause (iv) of this paragraph A arising from a breach by the Company of its obligations in Sections 4.6 or 4.7 of the Securities Purchase Agreement or Sections 3.13 or 3.19 of the Registration Rights Agreement shall not constitute a Redemption Event if (i) the Company elects (an "Override Election"), within one business day following the occurrence of such an event by written notice via facsimile (with a copy by reputable overnight courier) to each Holder, to pay to each Holder, in cash, 5% per week of the sum of the aggregate Face Amount of the then outstanding Preferred Stock held by such Holder (including for these purposes shares of Common Stock received upon conversion of Preferred Stock and then still owned by such Holder) PLUS any accrued Premium with respect thereto, until such event no longer exists, but in no event shall the Company be required to pay more than 25% of such amount in the aggregate to such Holder with respect to any such event, and (ii) the Company so pays such amounts to such Holder each such week.

       B. REDEMPTION BY HOLDER. Upon the occurrence of a Redemption Event, each Holder shall have the right to elect at any time and from time to time by delivery of a Redemption Notice (as defined herein) to the Company while such Redemption Event continues, to require the Company to purchase for cash for an amount per share equal to the Redemption Amount (as defined herein), (i) in the case of a Redemption Event described in clause (i) through (vii) or clause (xi), any or all of the then outstanding shares of Preferred Stock held by such Holder, (ii) in the case of a Redemption Event described in clause (viii), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Reserved Amount exceeds two hundred percent (200%) of the total number of shares of Common Stock issuable to such Holder upon conversion of its Preferred Stock then outstanding, (iii) in the case of a Redemption Event described in clause (ix), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Cap Amount exceeds two hundred percent (200%) of the total number of shares of Common Stock issuable to such Holder upon conversion of its Preferred Stock then outstanding and (iv) in the case of a Redemption Event described in clause (x), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Registrable Securities (as defined in the Registration Rights Agreement) covered by a Registration Statement exceeds two hundred percent (200%) of the total number of shares of Common Stock issuable to such Holder upon conversion of its Preferred Stock then outstanding.

       C. DEFINITION OF REDEMPTION AMOUNT. The "REDEMPTION AMOUNT" with respect to a share of Preferred Stock means an amount equal to the greater of
(i) 1.4 times the Face Amount with respect thereto and (ii) an amount determined by the following formula:

                              FACE AMOUNT + PREMIUM
                              ----------------------
                                  CP                   X   M

       where:

       "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

       "M" means the highest closing bid price of the Company's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption, as reported on the principal securities exchange or trading market on which the Common Stock is traded.

       D. REDEMPTION DEFAULTS. If the Company fails to pay any Holder the Redemption Amount with respect to any share of Preferred Stock, including, without limitation, pursuant to paragraph G hereof, within five (5) business days of its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE" (upon receipt of which the Company shall immediately send a copy thereof by facsimile and reputable overnight courier to each other Holder)), then the Holder delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section IV.A) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Company is not able to redeem all of the shares of Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from each Holder pro rata, based on the total number of shares of Preferred Stock included by such Holder in its Redemption Notice relative to the total number of shares of Preferred Stock in all of the Redemption Notices.

       E. ADDITIONAL CAP AMOUNT REMEDIES. Upon a Redemption Event described in clause (ix), any Holder who is so prohibited from converting its Preferred Stock may require, with the consent of the Majority Holders (including any shares of Preferred Stock held by the requesting Holder), the Company to be listed on the over-the-counter electronic bulletin board.

       F.     REDEMPTION AT COMPANY'S OPTION.

              (i) Provided no Redemption Event shall have occurred and provided that no event has occurred which (with notice or passage of time or both) would constitute a Redemption Event and provided that the Company is not in possession of material non-public information (other than with respect to a subsequent financing transaction), in each case at either the time of service of the Optional Notice or the applicable Effective Time, then, subject to the remainder of this paragraph F, the Company shall have the right to redeem or convert, as the case may be, but not both and not a combination thereof (a "COMPANY ELECTION"), outstanding Preferred Stock (other than shares which are the subject of a Notice of Conversion delivered prior to the delivery date of the Optional Notice (as herein defined)) for the Optional Amount (as herein defined). Such right shall be exercisable once (and only once) with respect to a redemption for cash and three times (and only three times) with respect to a forced conversion, in each case after the Closing Date by delivery of an Optional Notice in accordance with the procedures set forth below. Notwithstanding anything to the contrary contained herein, holders may convert all or any part of their Preferred Stock into Common Stock at the Conversion Price by delivering a Notice of Conversion to the Company at any time prior to any applicable Effective Time (as herein defined). The "OPTIONAL AMOUNT" with respect to each share of Preferred Stock means 140% of the Face Amount thereof, in cash in the case of a redemption and in Common Stock (at the Conversion Price in effect at the applicable Effective Time) in the case of a forced conversion. The Optional Notice shall specify whether the Company is making a redemption of the Preferred Stock for cash or a forced conversion of the Preferred Stock into Common Stock and shall specify the Effective Time(s) in accordance with the remainder of this paragraph F.

              (ii) The Company may not deliver an Optional Notice for a redemption for cash unless such redemption is with respect to all then-outstanding shares of Preferred Stock and unless the Company has ("FUNDING AVAILABILITY"): (a) the full amount of the Optional Amount in cash, available in a demand or other immediately available account in a bank or similar financial institution; or (b) immediately available credit facilities, in the full amount of the Optional Amount in cash with a bank or similar financial institution (or binding commitment letters with respect thereto which commitment letters shall be subject only to commercially reasonable conditions to closing as to which the Company's Board of Directors has made a good faith business judgment will be fulfilled to permit consummation of the redemption hereunder); or (c) an agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem for the Optional Amount in cash any stock that is not converted prior to redemption; or (d) a combination of the items set forth in the preceding clauses (A), (B) and (C), aggregating the full amount of the Optional Amount in cash. Any Optional Notice delivered in accordance with the immediately preceding sentence shall be accompanied by a statement executed by a duly authorized officer of the Company certifying that the Company has Funding Availability and by other appropriate documentation as evidence thereof.

              (iii) The Company shall effect a Company Election under this paragraph F by giving 30 days' written notice (the "OPTIONAL NOTICE"), of, in the event of a redemption for cash, the redemption date or, in the event of a forced conversion for Common Stock, the date for the conversion thereof in accordance with this paragraph F (each of such redemption date and such conversion date shall be an "EFFECTIVE TIME") which notice may only be delivered prior to 3:00 p.m. New York time on a business day to all Holders at the address and facsimile number of the Holders appearing in the Register (as defined in Article XIV, paragraph J). The Optional Notice shall be delivered to a Holder via facsimile provided that, for any notice required under this subsection to be valid, a copy of such notice must be sent to the Holders on the same day by reputable overnight courier. No Optional Notice may be delivered if a Default exists or during the pendency of another Optional Notice and, in the case of a forced conversion for Common Stock, until the conversion with respect to such prior Optional Notice has been effected or, with respect to a forced conversion for Common Stock, if the Closing Bid Price for each of the twenty trading days immediately preceding the date of the Optional Notice (as defined below) shall not exceed 140% of the Initial Fixed Conversion Price. If, with respect to a cash redemption, the Closing Bid Price for each of the twenty trading days immediately preceding the date of the Optional Notice (as defined below) shall not exceed 140% of the Initial Fixed Conversion Price, then the notice requirement shall be 60 days instead of 30 days.

              (iv) Subject to Section IV.G(i), the number of shares of Preferred Stock of a Holder to be converted into Common Stock, if any, on an applicable Effective Time shall be the sum of (x) one-third of the number of shares of Preferred Stock originally acquired by such Holder as a purchaser under the Securities Purchase Agreement (such number of shares of Preferred Stock so originally acquired reduced by any such shares transferred to another person) and (y) one-third of the number of shares of Preferred Stock, if any, acquired by such Holder, directly or indirectly, from a purchaser who acquired such shares under the Securities Purchase Agreement (such number of shares of Preferred Stock so acquired reduced by any such shares transferred to another person); provided that in each case the number of shares of Preferred Stock of a Holder subject to redemption at an Effective Time shall be reduced by any shares of Preferred Stock previously converted into Common Stock by such Holder prior to such Effective Time (but only to the extent such reduction with respect to such shares of Preferred Stock so converted was not effected with respect to a prior Effective Time (if any)).

              (v) If the Company fails to pay or issue, as the case may be, when due and owing (a "DEFAULT"), any Optional Amount, then each Holder entitled to receive such Optional Amount shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Article IV) any or all of the shares of Preferred Stock which are the subject of a Company Election into shares of Common Stock at the lower of the Initial Fixed Conversion Price and the lowest Conversion Price in effect following such Default. After such Default, a Holder may, at its election by written notice to the Company, void such Company Election and the related Optional Notice with respect to the Preferred Shares held by it (provided no such election shall give the Company the ability to make an additional Company Election or to give an additional Optional Notice or to otherwise redeem or force convert the Preferred Shares pursuant to this paragraph F or to limit or adversely affect any rights or remedies that such Holder would otherwise have with respect to such Default).

              (vi) Notwithstanding anything to the contrary contained in this paragraph F, the Company shall not be entitled to effect a forced conversion with respect to a Holder to the extent that the Holder would not have been entitled at such time, under Section IV.G(ii) (assuming for purposes of this clause (vi) (and this clause (vi) only) that the 4.9% limitation contained therein were a 9.9% limitation) or under Section IV.G(iii), to convert shares of Preferred Stock into the number of shares of Common Stock which would otherwise be received by such Holder upon such forced conversion. In the event this clause
(vi) is applicable, such Holder shall, as soon as reasonably practicable, dispose of such number of shares of Common Stock which would thereafter permit the completion of such forced conversion pursuant to this paragraph F and without operation of the limitations of this clause (vi) and sixty-one days thereafter the Company shall have the option, exercisable by ten days' prior written notice to such Holder, to complete such forced conversion (subject, however, to the further operation of this clause (vi)).

       G. CAPITAL IMPAIRMENT. In the event that Section 160 of the Delaware General Corporation Law ("GCL"), would be violated by the redemption of any shares of Preferred Stock that are otherwise subject to redemption pursuant to this Article VIII, the Company: (i) will redeem the greatest number of shares of Preferred Stock possible without violation of said Section; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Certificate of Designation and the agreements entered into in connection with the issuance of Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said remaining Section ( and not take any action inconsistent with so remedying such capital structure); and (iii) from time to time thereafter as promptly as possible the Company shall redeem remaining shares of Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of Section 160 of the GCL (such redemption to be at the greater of the Redemption Price in effect at the time of the original Redemption Event giving rise to such violation and the redemption price which would be applicable for a Redemption Event at the time of such later election under this clause (iii)). In the event the Company is not able to redeem all the shares of the stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from each Holder pro rata, based on the total number of shares of Preferred Stock included by such Holder in the Redemption Notice relative to the total number of Preferred Stock in all Redemption Notices. In addition, and notwithstanding anything to the contrary contained in this Section VIII.G, so long as the Company is prevented from redeeming shares of Preferred Stock pursuant to this Section VIII.G, the Company shall be (and shall be deemed to be) in breach of the redemption obligations set forth in this Section VIII and each Holder shall have all rights and remedies under this Certificate of Designations or otherwise at law for damages, with respect to such breach.


                             IX. RANK; PARTICIPATION

       A. RANK. All shares of the Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or PARI PASSU with the Preferred Stock) (collectively, with the Common Stock, "JUNIOR SECURITIES"); (iii) PARI PASSU with any class or series of capital stock of the Company hereafter created (with the consent of the Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Preferred Stock (the "PARI PASSU SECURITIES"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Preferred Stock (the "SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

       B. PARTICIPATION. Subject to the rights of the holders (if any) of PARI PASSU Securities and Senior Securities, the Holders shall, as Holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted such Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had such Common Stock been issued on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.


                            X. LIQUIDATION PREFERENCE

       B. LIQUIDATION OF THE COMPANY. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "LIQUIDATION EVENT"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of PARI PASSU Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Preferred Stock and the PARI PASSU Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

       C. CERTAIN ACTS NOT A LIQUIDATION. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

       D. DEFINITION OF LIQUIDATION PREFERENCE. The "LIQUIDATION PREFERENCE" with respect to a share of Preferred Stock means an amount equal to the Face Amount thereof plus the Premium with respect thereto plus any other amounts that may be due from the Company with respect thereto through the date of final distribution. The Liquidation Preference with respect to any PARI PASSU Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

          XI. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS; RELATIONSHIP OF CONVERSION PRICE TO PAR VALUE

       The Conversion Price shall be subject to adjustment from time to time as follows:

       B. STOCK SPLITS, STOCK DIVIDENDS, ETC. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price (including, without limitation, the Initial Fixed Conversion Price) shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price (including, without limitation, the Initial Fixed Conversion Price) shall be proportionately increased. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

       C.     [Intentionally Deleted]

       D. MAJOR TRANSACTIONS. If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "MAJOR TRANSACTION"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "MAJOR TRANSACTION CONSIDERATION"), to which a holder of the number of shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) on the date of consummation of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of consummation of such Major Transaction, and (ii) 125% of the Face Amount of such shares of Preferred Stock in cash; and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("NOTICE OF MAJOR TRANSACTION") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this Section XI.B. If the Major Transaction Consideration does not consist entirely of United States currency, such Holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) days of the Holder's receipt of the Notice of Major Transaction.

       E.     [Intentionally Deleted]

       F.     [Intentionally Deleted]

       G.     [Intentionally Deleted]

       H. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Preferred Stock.

       I. RELATIONSHIP OF CONVERSION PRICE TO PAR VALUE. Notwithstanding anything to the contrary contained in this Certificate of Designation, if the Conversion Price would be less than $.01, then such Conversion Price shall be deemed to be $.01. In addition, the Company shall not permit the par value of the Common Stock to exceed $.01 per share and the Company shall not take (or permit to be taken) any action which results, or any series of actions which result, in the par value of the Common Stock being greater than the Conversion Price then in effect (or which would be in effect after giving effect to such action or series of actions).


                               XII. VOTING RIGHTS

       The holders of Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "GENERAL CORPORATION LAW"), in this Article XII and in Article XIII below.

       Notwithstanding the above, the Company shall provide each Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and all other information sent to stockholders). If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

       To the extent that under the General Corporation Law the vote of the holders of the Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Majority Holders represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the General Corporation Law) shall constitute the approval of such action by the class. To the extent that under the General Corporation Law Holders are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

                           XIII. PROTECTION PROVISIONS

       The Company shall not, without first obtaining the approval of the Majority Holders and, to the extent their interests may be adversely affected, each initial Holder of Preferred Stock (but in the event of clause (d) below only if such adverse effect is a material adverse effect (taking into account, to the extent appropriate, the number of shares of Preferred Stock originally purchased by such Holder and the number of shares of Preferred Stock then owned by such Holder)): (a) alter or change the rights, preferences or privileges of the Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Preferred Stock; (c) create any Senior Securities; (d) create any PARI PASSU Securities;
(e) increase the authorized number of shares of Preferred Stock; or (f) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Preferred Stock under
Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

       If the Majority Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Preferred Stock pursuant to subsection (a) above, then the Company shall deliver notice of such approved change to the Holders that did not agree to such alteration or change (the "DISSENTING HOLDERS") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert into shares of Common Stock pursuant to the terms of this Certificate of Designation as they existed prior to such alteration or change or to continue to hold their shares of Preferred Stock.


                               XIV. MISCELLANEOUS

       A. CANCELLATION OF PREFERRED STOCK. If any shares of Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Preferred Stock.

       B. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Preferred Stock.

       C. ALLOCATION OF CAP AMOUNT AND RESERVED AMOUNT. The initial Cap Amount and Reserved Amount shall be allocated to the Holders in the same proportion as the number of shares of Preferred Stock held by such Holder bears to the aggregate number of outstanding shares of Preferred Stock. Each increase to the Cap Amount or Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock held by each Holder at the time of the increase in the Cap Amount or Reserved Amount, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated to the remaining Holders, pro rata based on the number of shares of Preferred Stock then held by such Holders.

       D. STATEMENTS OF AVAILABLE SHARES. Upon request, the Company shall deliver to each Holder a written report notifying the Holders of any occurrence which prohibits the Company from issuing Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Preferred Stock outstanding as of the date of the request, (ii) the total number of shares of Common Stock issued upon all conversions of Preferred Stock through the date of the request, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Preferred Stock as of the date of the request, and (iv) the total number of shares of Common Stock which may thereafter be issued by the Company upon conversion of the Preferred Stock before the Company would exceed the Cap Amount and Reserved Amount. The Company shall provide, within fifteen (15) days after delivery to the Company of a written request by any Holder, all of the information enumerated in clauses (i)
- (v) of this Section XIV.D and shall, at the request of a Holder, make public disclosure thereof to the extent any such information may reasonably be deemed to be material non-public information.

       E. PAYMENT OF CASH; DEFAULTS. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designation (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder. Payment of interest under this Section XIV.E shall not be duplicative of the interest provided for in clause (i) of Section VIII.D.

       F. STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a Holder of Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock and the Holder's rights as a Holder of such converted shares of Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Extended Delivery Period with respect to a conversion of Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock) the Holder shall regain the rights of a holder of Preferred Stock with respect to such unconverted shares of Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section VII.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section VII.B) for the Company's failure to convert Preferred Stock.

       G. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than or expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Preferred Stock and that the remedy at law for any such breach may he inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

       H. SPECIFIC SHALL NOT LIMIT GENERAL; CONSTRUCTION. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

       I. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, not shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

       J. REGISTER AND NOTICE. The Company shall register the shares of Preferred Stock, upon records to be maintained by the Company for such purpose (the "REGISTER"), in the name of the holders thereof from time to time. The Register shall contain the address and facsimile number of such holders for purposes of receiving notices hereunder. Notices to be served upon the Company hereunder, including, without limitation, Notice of Conversion in accordance with the procedures with respect thereto set forth in this Certificate of Designation shall be sent to the Company at the following address and facsimile number:

                           Molten Metal Technology, Inc.
                           400-2 Totten Pond Road
                           Waltham, MA 02154
                           Fax: (617) 487-7870
                           Attention: Chief Financial Officer
                                      General Counsel

                           with a copy to:
                           Bingham, Dana & Gould LLP
                           150 Federal Street
                           Boston, MA 02110
                           Fax: (617) 951-8736
                           Attention: John R. Utzschneider, Esq.
                                      Barry N.  Hurwitz, Esq.

or to such other address and facsimile number as the Company may from time to time reasonably specify in the continental United States by ten (10) business days prior written notice to each Holder (as shown on the Register) by facsimile (with a copy delivered to such Holder by reputable overnight courier within two
(2) business days of such facsimile notice). The address and facsimile number of the initial Holders shall be as specified for notices thereto under the Securities Purchase Agreement. Any Holder may from time to time change its address and facsimile number on the Register by written notice to the Company.

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert (the "CONVERSION") $__________ Face Amount of the Series A Convertible Participating Preferred Stock (the "Preferred Stock") plus the accrued and unpaid Premium in respect thereof plus all accrued and unpaid Conversion Default Payments (if any) as specified below (each defined term used but not defined in this notice shall have the meaning assigned to it in the Designation, Preferences and Rights of Series A Convertible Participating Preferred Stock of Molten Metal Technology, Inc. (the "Certificate of Designation")), for a total conversion amount of $_____, into shares of common stock ("COMMON STOCK") of Molten Metal Technology, Inc. (the "COMPANY") according to the conditions of the Certificate of Designation, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion except as provided herein.

The undersigned covenants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

In the event of partial exercise, please reissue an appropriate certificate(s) for Preferred Stock for the shares (or portion thereof) which have not been converted.


                               Date of Conversion:_____________________________

                               Applicable Conversion Price:____________________


                               Amount of Conversion Default
                               Payments to be Converted,
                               if any:_________________________________________

                               Number of Shares of
                               Common Stock to be Issued:______________________

                               Signature:______________________________________

                               Name:___________________________________________

                               Address:________________________________________

with a copy to:
Bingham, Dana & Gould LLP
150 Federal Street
Boston, MA 02110
Fax: (617) 951-8736
Attention: John R. Utzschneider, Esq.
           Barry N. Hurwitz, Esq.